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                               GARTNER GROUP, INC.

                         1993 DIRECTOR STOCK OPTION PLAN

                       (As amended through April 14, 2000)


         1. Purpose of the Plan. The purpose of this 1993 Director Stock Option Plan is to attract and retain highly qualified personnel to serve as Outside Directors of the Company.

         All options granted hereunder shall be "non-statutory stock options". In addition, Common Stock Equivalents may be granted under the Plan.

         2. Definitions. As used herein, the following definitions shall apply:

                  (a) "Board" means the Board of Directors of the Company.

                  (b) "Code" means the Internal Revenue Code of 1986, as amended.

                  (c) "Common Stock" means the Common Stock of the Company.

                  (d) "Common Stock Equivalent" means an unfunded and unsecured right to receive Shares in the future that may be granted to an Outside Director pursuant to Section 5.

                  (e) "Company" means Gartner Group, Inc., a Delaware corporation.

                  (f) "Continuous Status as a Director" means the absence of any interruption or termination of service as a Director.

                  (g) "Director" means a member of the Board and, except for the purposes of determining the eligibility for grants of options, shall also mean any person appointed as a Director Emeritus in accordance with the Company's Bylaws.

                  (h) "Employee" means any person, including officers and Directors, employed by the Company or any Parent or Subsidiary of the Company, who is not a beneficial owner of or representative of a beneficial owner of more than 5% of the Corporation's outstanding stock. The payment of a Director's fee by the Company shall not be sufficient in and of itself to constitute "employment" by the Company.

                  (i) "Exchange Act" means the Securities Exchange Act of 1934, as amended.

                  (j) "Fair Market Value" means, as of any date, the value of Common Stock determined as follows:
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                           (i) If the Common Stock is listed on any established
stock exchange or a national market system, including without limitation the National Market System of the National Association of Securities Dealers, Inc. Automated Quotation ("NASDAQ") System, the Fair Market Value of a Share of Common Stock shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such system or exchange (or the exchange with the greatest volume of trading in Common Stock) on the date of determination, or, if not a market trading day, on the last market trading day prior to the date of determination, as reported in The Wall Street Journal or such other source as the Board deems reliable;

                           (ii) If the Common Stock is quoted on the NASDAQ
System (but not on the National Market System thereof) or regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value of a Share of Common Stock shall be the mean between the high bid and low asked prices for the Common Stock on the date of determination, as reported in The Wall Street Journal or such other source as the Board deems reliable; or

                           (iii) In the absence of an established market for the
Common Stock, the Fair Market Value thereof shall be determined in good faith by the Board.

                  (k) "Option" means a stock option granted pursuant to the Plan.

                  (l) "Optioned Stock" means the Common Stock subject to an Option.

                  (m) "Optionee" means an Outside Director who receives an Option.

                  (n) "Outside Director" means a Director who is not an Employee.

                  (o) "Parent" means a "parent corporation", whether now or hereafter existing, as defined in Section 424(e) of the Code.

                  (p) "Plan" means this 1993 Director Stock Option Plan.

                  (q) "Quarterly Compensation" means the retainer fee and committee fees, as applicable, that an Outside Director receives from the Company for each of the Company's fiscal quarters.

                  (r) "Share" means a share of the Common Stock, as adjusted in accordance with Section 10 of the Plan.

                  (s) "Subsidiary" means a "subsidiary corporation", whether now or hereafter existing, as defined in Section 424(f) of the Code.


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         3. Stock Subject to the Plan. Subject to the provisions of Section 10 of the Plan, the maximum aggregate number of Shares which may be optioned and sold under the Plan is 1,200,000 Shares (the "Pool") of Common Stock. The Shares may be authorized but unissued, or reacquired Common Stock.

                  If an Option should expire or become unexercisable for any reason without having been exercised in full, the unpurchased Shares, which were subject thereto, shall, unless the Plan shall have been terminated, become available for future grant under the Plan.

         4.       Administration of and Grants of Options under the Plan.


                  (a) Administrator. Except as otherwise required herein, the Plan shall be administered by the Board.

                  (b) Procedure for Grants. The provisions set forth in this
Section 4(b) shall not be amended more than once every six months, other than to comply with changes in the Code, the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder. All grants of Options hereunder shall be automatic and non-discretionary and shall be made strictly in accordance with the following provisions:

                           (i) No person shall have any discretion to select
which Outside Directors shall be granted Options or to determine the number of Shares to be covered by Options granted to Outside Directors.

                           (ii) Each new Outside Director who shall first join
the Board on or after February 1, 1993, shall automatically be granted an Option to purchase 15,000 Shares upon the date on which such person first becomes an Outside Director, whether through election by the stockholders of the Company, appointment by the Board to fill a vacancy, or termination of employment by the Company while remaining as a Director (a "One-Time Grant"). In addition, on March 1, 1994, and on each March 1 thereafter until March 1, 1998, during the term of this Plan, each Outside Director who shall have been an Outside Director for at least six (6) months as of such date shall automatically receive an Option to purchase 3,000 Shares, and on March 1, 1999, and on each March 1 thereafter during the term of this Plan, each Outside Director who shall have been an Outside Director for at least six (6) months as of such date shall automatically receive an Option to purchase 7,000 Shares (an "Annual Grant"). Notwithstanding any other provision in the Plan, the amount of the Annual Grant and the One-Time Grant shall not be adjusted in the event of any stock split, reverse stock split, recapitalization or other change in the capitalization of the Company, unless otherwise specifically provided by the Board.


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                           (iiii) The terms of each Option granted hereunder
shall be as follows:

                                    (A) the term of the Option shall be five (5)
years;

                                    (B) the Option shall be exercisable only
while the Outside Director remains a Director of the Company, except as set forth in Section 8 hereof;

                                    (C) the exercise price per Share shall be
100% of the Fair Market Value per Share on the date of grant of the Option;

                                    (D) each Annual Grant and One-Time Grant
shall become exercisable in installments cumulatively as to one-third of the Optioned Stock on each anniversary of the date of grant, so that 100% of the Optioned Stock granted under any such grant shall be exercisable in full three
(3) years after the date of grant of the Option, assuming in each case Continuous Status as a Director.

                           (iv) In the event that any Option granted under the
Plan would cause the number of Shares subject to outstanding Options plus the number of Shares previously purchased upon exercise of Options to exceed the Pool, then each such automatic grant shall be for that number of Shares determined by dividing the total number of Shares remaining available for grant by the number of Outside Directors entitled to receive Options on the grant date. No further grants shall be made until such time, if any, as additional Shares become available for grant under the Plan through action of the shareholders to increase the number of Shares which may be issued under the Plan or through cancellation or expiration of Options previously granted hereunder.

                  (c) Powers of the Board. Subject to the provisions and restrictions of the Plan, the Board shall have the authority, in its discretion:
(i) to determine, upon review of relevant information and in accordance with
Section 2(i) of the Plan, the Fair Market Value of the Common Stock; (ii) to interpret the Plan; (iii) to prescribe, amend and rescind rules and regulations relating to the Plan; (iv) to authorize any person to execute on behalf of the Company any instrument required to effectuate the grant of an Option or Common Stock Equivalent previously granted hereunder; and (v) to make all other determinations deemed necessary or advisable for the administration of the Plan.

                  (d) Effect of Board's Decision. All decision determinations and interpretations of the Board shall be final.

         5.  Common Stock Equivalents.

                  (a) Award of Common Stock Equivalents. On the first business day of each of the Company's fiscal quarters during the term of this Plan (beginning on April 1, 1999), the Company shall grant to each Outside Director that number of Common Stock Equivalents equal in value to the Outside Director's Quarterly Compensation for such quarter divided by the Fair Market Value of the Common Stock on such day. Commencing with the January 2000 payment, each Outside Director


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may elect to receive up to 50% of his or her compensation in cash and the balance in Common Stock Equivalents. The Common Stock Equivalents granted to each Outside Director shall be calculated based upon the percentage of compensation such director is receiving in Common Stock Equivalents.

                  (b) Bookkeeping Account; Nontransferability. The number of Common Stock Equivalents awarded pursuant to Section 5(a) to each Outside Director shall be credited to a bookkeeping account established in the name of the Outside Director. The Company's obligation with respect to such Common Stock Equivalents shall not be funded or secured in any manner. An Outside Director's right to receive Common Stock Equivalents may not be assigned or transferred, voluntarily or involuntarily, except as expressly provided herein.

                  (c) Dividends. If the Company pays a cash dividend with respect to the Shares at any time while Common Stock Equivalents are credited to an Outside Director's account, there shall be credited to the Outside Director's account additional Common Stock Equivalents equal to (i) the dollar amount of the cash dividend the Outside Director would have received had he or she been the actual owner of the Shares to which the Common Stock Equivalents then credited to the Outside Director's account relate, divided by (ii) the Fair Market Value of one Share on the dividend payment date.


                  (d) Conversion. As soon as practicable following the date on which an Outside Director's Continuous Status as a Director terminates for any reason, or as otherwise provided herein, the Company shall deliver to the Outside Director (or his or her designated beneficiary or estate) a number of Shares equal to the whole number of Common Stock Equivalents then credited to the Outside Director's account, or at the Company's option, shall have the Shares credited to an account for the Director with a brokerage firm of the Company's choosing.

                  (e) Stockholder Rights. An Outside Director (or his or her designated beneficiary or estate) shall not be entitled to any voting or other stockholder rights as a result of the credit of Common Stock Equivalents to the Outside Director's account, until certificates representing Shares are delivered to the Outside Director (or his or her designated beneficiary or estate) until conversion of the Outside Director's Common Stock Equivalents to Shares pursuant to Section 5(d).

         6. Eligibility. Options and Common Stock Equivalents may be granted only to Outside Directors. All Options shall be granted automatically in accordance with the terms set forth in Section 4(b) hereof. All Common Stock Equivalents shall be granted automatically in accordance with the terms set forth in Section 5 hereof An Outside Director who has been granted an Option may, if he or she is otherwise eligible, be granted an additional Option or Options in accordance with such provisions.

                  The Plan shall not confer upon any Optionee any right with respect to continuation of service as a Director or nomination to serve as a Director, nor shall it interfere in any way with any rights which the Director or the Company may have to terminate his or her directorship at any time.

         7. Term of Plan. The Plan shall become effective upon the earlier to occur of its


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adoption by the Board or its approval by the stockholders of the Company as described in Section 16 of the Plan. It shall continue in effect until March 31, 2003, unless sooner terminated under Section 12 of the Plan.

         8. Consideration. The consideration to be paid for the Shares to be issued upon exercise of an Option, including the method of payment, shall be determined by the Board and may consist entirely of (i) cash, (ii) check, (iii) promissory note, (iv) other shares which have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Option shall be exercised and which, in the case of Shares acquired upon exercise of an option, have been owned by the Optionee for more than 12 months on the date of surrender, (v) delivery of a properly executed exercise notice together with irrevocable instructions to a broker to promptly deliver to the Company the amount of sale or loan proceeds required to pay the exercise price,
(vi) delivery of an irrevocable subscription agreement for the Shares which irrevocably obligates the Optionee to take and pay for the Shares not more than 12 months after the date of delivery of the subscription agreement, (vii) any combination of the foregoing methods of payment, or (viii) such other consideration and method of payment for the issuance of Shares to the extent permitted under applicable law.

         9.       Exercise of Option.

                  (a) Procedure for Exercise; Rights as a Stockholder. Any Option granted hereunder shall be exercisable at such times as are set forth in
Section 4(b) hereof; provided, however, that no Options shall be exercisable until stockholder approval of the Plan in accordance with Section 17 hereof has been obtained.

                  An Option may not be exercised for a fraction of a Share.

                  An Option shall be deemed to be exercised when written notice of such exercise has been given to the Company in accordance with the terms of the Option by the person entitled to exercise the Option and full payment for the Shares with respect to which the Option is exercised has been received by the Company. Full payment may consist of any consideration and method of payment allowable under the Plan. Until the issuance (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the stock certificate evidencing such Shares, no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the Optioned Stock, notwithstanding the exercise of the Option. A share certificate for the number of Shares so acquired shall be issued to the Optionee as soon as practicable after exercise of the Option. No adjustment will be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued, except as provided in Section 11 of the Plan.

                  Exercise of an Option in any manner shall result in a decrease in the number of Shares, which thereafter may be available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.


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                  (b) Termination of Continuous Status as a Director. In the
event an Optionee's Continuous Status as a Director terminates (other than upon the Optionee's death or total and permanent disability (as defined in Section 22(e)(3) of the Code)), the Optionee may exercise his or her Option, but only within 90 days from the date of such termination, and only to the extent that the Optionee was entitled to exercise it at the date of such termination (but in no event later than the expiration of its five-year term). To the extent that the Optionee was not entitled to exercise an Option at the date of such termination, and to the extent that the Optionee does not exercise such Option (to the extent otherwise so entitled) within the time specified herein, the Option shall terminate.

                  (c) Disability of Optionee. In the event Optionee's Continuous Status as a Director terminates as a result of total and permanent disability (as defined in Section 22(e)(3) of the Code), the Optionee may exercise his or her Option, but only within six months from the date of such termination, and only to the extent that the Optionee was entitled to exercise it at the date of such termination (but in no event later than the expiration of its five-year term). To the extent that the Optionee was not entitled to exercise an Option at the date of termination, or if he or she does not exercise such Option (to the extent otherwise so entitled) within the time specified herein, the Option shall terminate.

                  (d) Death of Optionee. In the event of an Optionee's death while a Director, the Optionee's estate or a person who acquired the right to exercise the Option by bequest or inheritance may exercise the Option, but only within one year following the date of death, and only to the extent that the Optionee was entitled to exercise it at the date of death (but in no event later than the expiration of its five-year term). To the extent that the Optionee was not entitled to exercise an Option at the date of death, and to the extent that the Optionee's estate or a person who acquired the right to exercise such Option does not exercise such Option (to the extent otherwise so entitled) within the time specified herein, the Option shall terminate.

         10. Non-Transferability of Options. The Option and Common Stock Equivalents may not be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner other than by will, by the laws of descent or distribution or pursuant to a qualified domestic relations order, and may be exercised, during the lifetime of the Optionee, only by the Optionee or a permitted transferee.

         11.      Adjustments.

                  (a) Changes in Capitalization. In the event that the stock of the Company is changed by reason of any stock split, reverse stock split, recapitalization, or other change in the capital structure of the Company, or converted into or exchanged for other securities as a result of any merger, consolidation or reorganization, or in the event that the outstanding number of shares of stock of the Company is increased through payment of a stock dividend, appropriate proportionate adjustments shall be made in the number and class of shares of stock subject to the Plan, the number and class of shares subject to any Option and Common Stock Equivalent outstanding under the Plan, the number of Common Stock Equivalents credited to an Outside Director's account under Section 5(b) and the exercise price of any such outstanding Option; provided, however, that the


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Company shall not be required to issue fractional shares as a result of any such adjustment. Any such adjustment shall be made upon approval by the Board, whose determination shall be conclusive. If there is any other change in the number or type of the outstanding shares of stock of the Company, or of any other security into which such stock shall have been changed or for which it shall have been exchanged, and if the Board in its sole discretion determines that such change equitably requires an adjustment in the Options then outstanding under the Plan, such adjustment shall be made in accordance with the determination of the Board. No adjustments shall be required by reason of the issuance or sale by the Company for cash or other consideration of additional shares of its stock or securities convertible into or exchangeable for shares of its stock.

                  (b) Change in Control. In the event of a "Change in Control" of the Company, as defined in paragraph (c) below, then the following provisions shall apply:

                           (i) Any Option outstanding on the date of such Change
in Control ("Outstanding Option") that is not yet exercisable and vested on such date shall become fully exercisable and vested;

                           (ii) Each Outstanding Option shall be assumed by the
successor corporation (if any) or by a Parent or Subsidiary of the successor corporation (if any);

                           (iii) Each Outstanding Option shall remain
exercisable by the Optionee for a period of at least ninety (90) days from the date of the Change in Control;

                           (iv) Each Optionee with an Outstanding Option shall
be provided with written notice of the period of exercisability provided for in subsection (b)(iii) above promptly after the date of the Change in Control by the Company or by the entity surviving after the Change in Control.

                           (v) Each outstanding Common Stock Equivalent shall
convert into Shares (as provided in Section 5(d)) immediately prior to the Change in Control.


                  (c) Definition of "Change in Control". For purposes of this Section, a "Change in Control" means the happening of any of the following:

                           (i) when any "person," as such term is used in
Sections 13(d) and 14(d) of the Exchange Act (other than the Company, a Subsidiary or a Company employee benefit plan, including any trustee of such plan acting as trustee) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing more than fifty (50%) of the combined voting power of the Company's then outstanding securities entitled to vote generally in the election of directors; or


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                           (ii) a merger or consolidation of the Company with
any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation; or

                           (iii) the stockholders of the Company approve an
agreement for the sale or disposition by the Company of all or substantially all the Company's assets; or

                           (iv) a change in the composition of the Board
occurring as a result of any one meeting of the stockholders of the Company, as a result of which fewer than a majority of the directors are Incumbent Directors. "Incumbent Directors" shall mean directors who either are (A) directors of the Company as of the date the Plan is approved by the stockholders, or (B) elected, or nominated for election, to the Board of Directors of the Company with the affirmative votes of at least a majority of the Incumbent Directors at the time of such election or nomination (but shall not include an individual whose election or nomination is in connection with an actual or threatened proxy contest relating to the election of directors to the Company).

         12.      Amendment and Termination of the Plan.

                  (a) Amendment and Termination. The Board may at any time amend, alter, suspend or discontinue the Plan, but no amendment, alteration, suspension or discontinuation shall be made which would impair the rights of any Optionee under any grant theretofore made, without his or her consent. In addition, to the extent necessary and desirable to comply with Rule 16b-3 under the Exchange Act (or any other applicable law or regulation), the Company shall obtain stockholder approval of any Plan amendment in such a manner and to such a degree as required.

                  (b) Effect of Amendment or Termination. Any such amendment or termination of the Plan shall not affect Options already granted and such Options shall remain in full force and effect as if this Plan had not been amended or terminated.

         13. Time of Granting Options. The date of grant of an Option shall, for all purposes, be the date determined in accordance with Section 4(b) hereof. Notice of the determination shall be given to each Outside Director to whom an Option is so granted within a reasonable time after the date of such grant.

         14. Conditions Upon Issuance of Shares. Shares shall not be issued pursuant to the exercise of an Option unless the exercise of such Option and the issuance and delivery of such Shares pursuant thereto shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated thereunder, state securities laws and the requirements of any stock exchange or market system upon which the Shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.


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                  As a condition to the exercise of an Option, the Company may require the person exercising such Option to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares, if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned relevant provisions of law.

                  Inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company's counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

         15. Reservation of Shares. The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

         16. Option Agreement. Options shall be evidenced by written option agreements in such form, as the Board shall approve.

         17. Stockholder Approval. Continuance of the Plan shall be subject to approval by the stockholders of the Company at or prior to the first annual meeting of stockholders held subsequent to the first granting of an Option hereunder. Such stockholder approval shall be obtained in the degree and manner required under applicable state and federal law.


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